SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2013

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 Manatee Avenue West, Suite 200

Bradenton, Florida 34205

 (Address of principal executive offices) (Zip Code)

 (941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 8 – Other Events

Item 8.01 Other Events.

In June 2013, Silver Falcon Mining, Inc. (the “Registrant”) was notified that a Default Judgment and Decree of Foreclosure (the “Judgment”) had been entered by the District Court for the Third Judicial District of the State of Idaho for the County of Owyhee in the action styled Earll Excavation, Inc. v. Silver Falcon Mining, Inc. and Joyce Livestock Company Limited Partnership, Case No. CV 12-2595 (the “Earll Action”).  The Judgment granted a judgment against the Registrant in favor of the plaintiff in the amount of $567,743.56, plus post-judgment interest at the rate of 5.25% per annum.  The Judgment also held that the plaintiff had a first lien the Registrant’s Diamond Creek Mill site in Owyhee County, Idaho to secure an indebtedness of $289,648.30, plus post-judgment interest.  The Judgment further ordered that a sheriff’s sale be held of such property.  Finally, the Judgment dismissed the Registrant’s counterclaims against the plaintiff and William Earll with prejudice.  The Registrant retained new counsel who filed a motion to vacate the Judgment. On July 17, 2013, the court in the Earll Action revoked and set aside the Judgment.  As a result, the Registrant plans to continue vigorously defending the Earll Action as well as the Registrant’s claims against the Earll Excavation, Inc. and William Earll.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: July 30, 2013	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer